AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2006

Registration No. 333-107066

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 12 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper Rudnick Gray Cary US LLP

4700 Six Forks Road, Suite 200

Raleigh, North Carolina 27609-5244

(919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the Registration Statement as of the date hereof other than those securities offered pursuant to the issuer’s dividend reinvestment plan.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment No. 12 to the Registration Statement on Form S-11 (Registration No. 333-107066) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Wells Real Estate Investment Trust II, Inc. (the “Wells REIT II”) set forth in its registration statement on Form S-11 (File No. 333-107066) declared effective November 26, 2003 (the “Registration Statement”), Wells REIT II is filing this Post-Effective Amendment No. 12 to the Registration Statement to deregister 410,489,975 remaining unsold primary offering shares of its common stock. Pursuant to this Registration Statement, Wells REIT II registered 600,000,000 shares of common stock for its primary offering and 185,000,000 shares of common stock for its dividend reinvestment plan offering.

Well REIT II has terminated the primary offering covered by this Registration Statement, but continues to offer from time to time the remaining dividend reinvestment plan shares of common stock registered on this Registration Statement. By filing this Post-Effective Amendment No. 12 to Registration Statement, the Registrant hereby terminates the primary offering of securities on this Registration Statement and deregisters all primary offering securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 28, 2006

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	President and Director	February 28, 2006

Leo F. Wells, III

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President and Director (Principal Financial and Accounting Officer)	February 28, 2006

*	Director	February 28, 2006

Charles R. Brown

*	Director	February 28, 2006

Richard W. Carpenter

*	Director	February 28, 2006

Bud Carter

*	Director	February 28, 2006

Donald S. Moss

*	Director	February 28, 2006

Jack M. Pinkerton

*	Director	February 28, 2006
Walter W. Sessoms

*	Director	February 28, 2006
Neil H. Strickland

*	Director	February 28, 2006
W. Wayne Woody

* /s/ Douglas P. Williams Douglas P. Williams, as attorney-in-fact		February 28, 2006